UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      November 5, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 5, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc., entered into a First Amendment to Purchase and Sale Agreement (the “First Amendment”), effective as of October 31, 2012, with Winyah Nursing Home, LLC (“Seller”), which amends that certain Purchase Agreement, dated August 9, 2012 (the “Purchase Agreement”), between AdCare Holdings and Winyah Nursing Home, Inc. pursuant to which AdCare Holdings may acquire certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the Georgetown Healthcare & Rehabilitation Center, an 84-bed skilled nursing facility located in Georgetown, South Carolina for an aggregate purchase price of $4,200,000, subject to the terms and conditions of the Purchase Agreement (the “Georgetown Purchase”).

The First Amendment: (i) extends the closing date of the Georgetown Purchase to December 27, 2012; (ii) requires AdCare Holdings to deliver an additional $50,000 to the Seller as a fee (the “Extension Fee”); and (iii) provides that the Extension Fee shall be credited against the purchase price at closing (or returned to AdCare Holdings in the event of a default by Seller as specified in the Purchase Agreement).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer